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   As filed with the Securities and Exchange Commission on November 15, 2001

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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             --------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             --------------------

                         ARAMARK WORLDWIDE CORPORATION
             (Exact name of registrant as specified in its charter)

                             --------------------

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            DELAWARE                                                     23-3086414
(State or other jurisdiction of                                        (I.R.S. Employer
 incorporation or organization)                                       Identification No.)

            ARAMARK Tower
         1101 MARKET STREET
      PHILADELPHIA, PENNSYLVANIA                                             19107
(Address of principal executive offices)                                   (Zip Code)
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
If this form relates to the registration of a class                If this form relates to the registration of a class of
of securities pursuant to Section 12(b) of the                     securities pursuant to Section 12(g) of the Exchange Act
Exchange Act and is effective upon filing pursuant                 and is effective pursuant to General Instruction A.(d),
to General Instruction A.(c), please check the                     please check the following box.
following box.
[_]                                                                [X]
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Securities Act registration statement file numbers to which this form relates:
333-65228

Securities to be registered pursuant to Section 12(b) of the Act:

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         Title of each class                                                   Name of each exchange on which each
         to be so registered:                                                        class is to be registered:

                NONE
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Securities to be registered pursuant to Section 12(g) of the Act:

                    Title of each class
                    to be so registered:

      CLASS A-1, CLASS A-2 AND CLASS A-3 COMMON STOCK
               EACH PAR VALUE $0.01 PER SHARE

      CLASS B-1, CLASS B-2 AND CLASS B-3 COMMON STOCK
               EACH PAR VALUE $0.01 PER SHARE

                  Series C Preferred Share
                      PURCHASE RIGHTS

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                                                                               2

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Class A-1, Class A-2, Class A-3, Class B-1, Class B-2 and Class B-3 Common Stock and Series C Preferred Share Purchase Rights

     A description of the Class A-1, Class A-2 and Class A-3 Common Stock, each par value $0.01 per share, the Class B-1, Class B-2 and Class B-3 Common Stock, each par value $0.01 per share (the Class A-1, Class A-2 and Class A-3 Common Stock and the Class B-1, Class B-2 and Class B-3 Common Stock shall hereinafter collectively be referred to as the "Common Stock") and the right to purchase one one-thousandth of a share of Series C Preferred Stock associated with each share of Common Stock (the "Rights" and, together with the Common Stock, the "Securities") of ARAMARK Worldwide Corporation (the "Registrant") will be contained in the Registrant's Registration Statement on Form S-4 (File No. 333-65228) (the "S-4 Registration Statement"). The descriptions of the Securities contained in the S-4 Registration Statement under "Description of Capital Stock, Certificate of Incorporation and Bylaws" are incorporated in this Item 1 by reference.

ITEM 2.  EXHIBITS

     1. Merger Agreement dated November 14, 2001 (incorporated by reference to Exhibit 2 to the S-4 Registration Statement).

     2. Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the S-4 Registration Statement).

     3. Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the S-4 Registration Statement).

     4. Form of Stock Certificate of the Class A-1 / A-2 / A-3 / B-1 /B-2 and B-3 Common Stock of the Registrant (incorporated by reference to Exhibit 4.9 to the S-4 Registration Statement).

     5. Form of Rights Agreement, dated as of December 10, 2001 between the Company and Mellon Investor Services LLC Bank which includes the Certificate of Designations for the Series C Preferred Stock as Exhibit A and the form of Right Certificate as Exhibit B. Pursuant to the Rights Agreement, subject to certain exceptions, printed Rights Certificates will not be mailed until as soon as practicable after the earlier of the tenth day after public announcement that a person or group has acquired beneficial ownership of 15% or more of the shares of Class B Common Stock or the tenth business day after a person commences, or announces its intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the shares of Class B Common Stock.

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SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


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                                                               ARAMARK WORLDWIDE CORPORATION

                                                       By:  /S/ Donald S. Morton
                                                          ----------------------------------------------------
                                                          Name:  Donald S. Morton
Dated:  November 15, 2001                                 Title: Vice President, Assistant Secretary and
                                                                 Associate General Counsel
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